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                                                                     EXHIBIT 4.7



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                              YOUNG & RUBICAM INC.

                                       and

                                  WPP GROUP plc

                                       to

                              THE BANK OF NEW YORK,

                                   as Trustee

                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of _______, 2000

                             To the Indenture dated
                             as of January 20, 2000

                   3% Convertible Subordinated Notes due 2005

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                          FIRST SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE, dated as of _________, 2000 (this "First Supplemental Indenture") among YOUNG & RUBICAM INC., a Delaware corporation (the "Company"), WPP GROUP plc, an English public limited company ("WPP"), and THE BANK OF NEW YORK, a New York banking corporation as trustee (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of January 20, 2000 (the "Indenture"), to provide for the issuance by the Company of 3% Convertible Subordinated Notes, due 2005 (the "Securities") convertible into Common Stock of the Company;

      WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000 (the "Merger Agreement") among the Company, WPP, York II Merger Corp. ("Merger Sub") and York Merger Corp., Merger Sub will be merged with and into the Company and the Company will become a wholly owned indirect subsidiary of WPP (the "Merger");

      WHEREAS, Section 1.2.2 of the Merger Agreement provides that, at the effective time of the Merger (the "Effective Time"), each share of Common Stock of the Company outstanding immediately prior to the Effective Time shall be converted into, and shall be cancelled in exchange for, the right to receive
 .835 American depositary shares of WPP ("WPP ADSs"), each WPP ADS representing five ordinary shares of nominal value 10p each, of WPP ("WPP Ordinary Shares");

      WHEREAS, pursuant to Section 5.13 of the Indenture, the Company and WPP are required, as a condition precedent to the Merger, to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing (x) that the holder of each outstanding Security shall have the right to convert such Security into the kind and amount of shares receivable upon the Merger by a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Security immediately prior to the Merger, and (y) for adjustments to the Conversion Price of the Securities that are as nearly equivalent as may be practicable to the adjustments to the Conversion Price provided for in Article V of the Indenture;

      WHEREAS, Section 11.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without consent of any Noteholder to comply with Section 5.13 of the Indenture;


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      WHEREAS, as contemplated by Sections 5.13, 11.01, 11.07 and 12.04 of the
Indenture, the Company has delivered to the Trustee (i) Board Resolutions authorizing the execution of this First Supplemental Indenture, (ii) an Officer's Certificate, and (iii) an Opinion of Counsel;

      WHEREAS, as contemplated by Section 5.13 of the Indenture, the Company and WPP are executing and delivering to the Trustee this First Supplemental Indenture;

      WHEREAS, pursuant to resolutions adopted by the Board of Directors of WPP, WPP has duly authorized the execution and delivery of this First Supplemental Indenture; and

      WHEREAS, all other acts necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument and all of the conditions and requirements set forth in the Indenture have been performed and fulfilled and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized.

      NOW THEREFORE, the parties have executed and delivered this First Supplemental Indenture, and each of the Company, WPP and the Trustee hereby agrees for the other parties' benefit, and for the equal and ratable benefit of the Noteholders, as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. RULES OF CONSTRUCTION. (a) All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

      (b) Any defined terms and any references thereto which are used solely in the provisions deleted by operation of Article II of this First Supplemental Indenture are hereby deleted in their entireties from Section 1.01 of the Indenture.

      Section 1.02. ADDITIONAL DEFINITIONS. Section 1.01 of the Indenture is hereby amended to include the defined terms set forth in the Recitals hereto.

                                   ARTICLE II

                                  AMENDMENT OF
                       CERTAIN PROVISIONS OF THE INDENTURE

      Section 2.01. Article V of the Indenture is hereby amended and restated to read in its entirety as follows:


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            "Section 5.01 CONVERSION PRIVILEGE. A holder of any Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into WPP ADSs representing WPP Ordinary Shares credited as fully paid and not requiring any further contributions in respect thereof at any time prior to the close of business on the Business Day immediately preceding the final maturity date of the Security at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate at the close of business on the date on which such default is cured). The number of WPP ADSs issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the Conversion Price in effect on the Conversion Date.

            "Conversion Price" means, as of any date of determination, the Ordinary Shares Conversion Price multiplied by the number of Ordinary Shares then represented by one WPP ADS.

            "Ordinary Shares Conversion Price" means $17.57126, as the same may be adjusted from time to time as provided in this Article V.

            Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A holder of Securities is not entitled to any rights of a holder of WPP Ordinary Shares or WPP ADSs until such holder of Securities has converted such Securities into WPP ADSs, and only to the extent that such Securities are deemed to have been converted into WPP ADSs under this Article V.

            Section 5.02 CONVERSION PROCEDURE. To convert a Security, a holder must satisfy the requirements in paragraph 10 of the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, WPP shall cause to be issued and delivered to the Trustee a receipt or receipts for the number of whole WPP ADSs issuable upon the conversion of the Securities and a check or other payment for any fractional WPP ADS in an amount determined pursuant to Section 5.03. Such receipt or receipts will be sent by the Trustee to the Conversion Agent for delivery to the holder. The Person in whose name the receipt is registered shall become the registered holder on the Conversion Date and, as of such date, such Person's rights as a Noteholder with respect to the converted Security shall cease; provided, however, that, except as otherwise provided in this Section 5.02, no surrender of a Security on any date when the


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      transfer books relating to the WPP ADSs or the WPP Ordinary Shares shall be closed shall be effective to constitute the Person entitled to receive the WPP ADSs upon such conversion as the registered holder of the WPP ADSs on such date, but such surrender shall be effective to constitute the Person entitled to receive the WPP ADSs as the registered holder thereof for all purposes at the close of business on the next succeeding day on which both such transfer books are open; provided, further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if neither of such stock transfer books had been closed.

            No payment or adjustment will be made for accrued and unpaid interest or Additional Amounts on a converted Security or for dividends or distributions on, or Additional Amounts, if any, attributable to, WPP ADSs issued upon conversion of a Security, except that, if any holder surrenders a Security for conversion after the close of business on any record date for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, notwithstanding such conversion, accrued and unpaid interest and Additional Amounts, if applicable, payable on such Security on such interest payment date shall be paid on such interest payment date to the person who was the holder of such Security (or one or more predecessor Securities) at the close of business on such record date. In the case of any Security surrendered for conversion after the close of business on a record date for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, unless such Security has been called for redemption on a redemption date or is to be repurchased on a Designated Event Payment Date after such record date and prior to such interest payment date, such Security, when surrendered for conversion, must be accompanied by payment in an amount equal to the interest and Additional Amounts, if any, payable on such interest payment date on the principal amount of such Security so converted. Holders of WPP ADSs issued upon conversion will not be entitled to receive any dividends payable to holders of WPP ADSs or the underlying WPP Ordinary Shares as of any record time before the close of business on the Conversion Date.

            If a holder converts more than one Security at the same time, the number of whole WPP ADSs issuable upon the conversion shall be based on the total principal amount of Securities converted.

            Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.


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            Section 5.03 FRACTIONAL SHARES. WPP will not cause to be issued fractional WPP ADSs, any WPP Ordinary Shares underlying such fractional WPP ADSs or fractional WPP Ordinary Shares, upon conversion of a Security. In lieu thereof, WPP will pay an amount in cash based upon the Daily Market Price of the WPP ADSs on the Trading Day prior to the Conversion Date.

            Section 5.04 TAXES ON CONVERSION. The Company shall cause the issuance of receipts for WPP ADSs upon the conversion of any Security to be made without charge to the converting Noteholder for such receipts or for any tax in respect of the issuance of such receipts, and WPP shall cause such receipts to be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that receipts for WPP ADSs are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to WPP, duly executed by the registered holder thereof or his duly authorized attorney; and provided, further, however, that neither the Company, WPP nor the depositary for the WPP ADS (the "ADS Depositary") shall be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such receipts in a name other than that of the holder of the converted Security, and WPP shall not be required to issue or deliver, or cause to be issued or delivered, such receipts unless or until the person or persons requesting the issuance thereof shall have paid to the WPP the amount of such tax or shall have established to the satisfaction of WPP that such tax has been paid or is not applicable.

            Section 5.05 WPP TO PROVIDE ORDINARY SHARES. WPP shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued WPP Ordinary Shares, solely for the purpose of issuance of WPP ADSs upon conversion of Securities as herein provided, a sufficient number of WPP Ordinary Shares to permit the conversion of all outstanding Securities for WPP ADSs.

            All WPP Ordinary Shares underlying the WPP ADSs which may be issued upon conversion of the Securities shall be duly authorized, validly issued and credited as fully paid, and no further contributions in respect thereof will be required to be made to WPP by the holders thereof, when issued. WPP shall take such action from time to time as shall be necessary so that the aggregate nominal value of the WPP Ordinary Shares underlying the WPP ADSs shall at all times be equal to or less than the Ordinary Shares Conversion Price then in effect.

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            WPP shall from time to time take all action necessary so that the
      WPP ADSs which may be issued upon conversion of Securities (and the WPP Ordinary Shares represented by those WPP ADSs), immediately upon their issuance will be listed on the principal securities exchanges, interdealer quotation systems (including the NNM) and markets, if any, on which other WPP ADSs (and WPP Ordinary Shares) are then listed or quoted.

            Section 5.06 ADJUSTMENT OF ORDINARY SHARES CONVERSION PRICE. The Ordinary Shares Conversion Price shall be subject to adjustment from time to time as follows:

            (a) In case WPP shall (1) pay a dividend in WPP Ordinary Shares to holders of WPP Ordinary Shares, (2) make a distribution of WPP Ordinary Shares to holders of WPP Ordinary Shares, (3) subdivide the outstanding WPP Ordinary Shares into a greater number of WPP Ordinary Shares, or (4) combine the outstanding WPP Ordinary Shares into a smaller number of WPP Ordinary Shares, the Ordinary Shares Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive WPP ADSs representing the number of WPP Ordinary Shares which he would have owned directly and indirectly through the ownership of WPP ADSs immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection
      (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or a combination. In the event such dividend or distribution is not paid or made, or such subdivision or combination is not effected, the Ordinary Shares Conversion Price shall be adjusted immediately to be the Ordinary Shares Conversion Price which would then be in effect if such dividend, distribution, subdivision or combination had not occurred.

            (b) In case WPP shall issue rights or warrants to holders of WPP Ordinary Shares entitling them to subscribe for or purchase WPP Ordinary Shares (or securities convertible into WPP Ordinary Shares) at a price per share (or having a conversion price per WPP Ordinary Share) less than the Current Market Price per WPP Ordinary Share (as determined pursuant to subsection (f) below) on the record date for determining the holders of the WPP Ordinary Shares entitled to receive such rights or warrants, the Ordinary Shares Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Ordinary Shares Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of WPP Ordinary Shares outstanding as of the close of business on such record date plus the number of

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      WPP Ordinary Shares which the aggregate offering price of the total number of WPP Ordinary Shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of WPP Ordinary Shares outstanding on such record date plus the number of additional WPP Ordinary Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. For the purposes of this subsection (b), the number of WPP Ordinary Shares at any time outstanding shall not include shares held but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of such ordinary shares.

            (c) In case WPP shall distribute to all holders of WPP Ordinary Shares Capital Stock of WPP (other than WPP Ordinary Shares), evidences of indebtedness, cash, rights or warrants entitling the holders thereof to subscribe for or purchase securities (other than rights or warrants described in subsection (b) above) or other assets (including securities of Persons other than WPP but excluding (i) dividends or distributions paid exclusively in cash, (ii) dividends and distributions described in subsection (b) above and (iii) distributions in connection with the consolidation, merger or transfer of assets covered by Section 5.13), then in each such case the Ordinary Shares Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Ordinary Shares Conversion Price in effect immediately prior to the record date for the determination of the holders of WPP Ordinary Shares entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the WPP Ordinary Shares on the record date mentioned below less the fair market value on such record date (as determined by the board of directors of WPP, whose determination shall be conclusive evidence of such fair market value and described in a certified resolution of that board of directors delivered to the Trustee) of the portion of the evidences of indebtedness, shares of Capital Stock, cash, rights, warrants or other assets so distributed applicable to one WPP Ordinary Share (determined on the basis of the number of WPP Ordinary Shares outstanding on the record date), and of which the denominator shall be such Current Market Price of the WPP Ordinary Shares. Such adjustment shall become effective immediately after the record date for the determination of the holders of WPP Ordinary Shares entitled to receive such distribution. In the event such distribution is not paid or made, the Ordinary Shares Conversion Price shall be adjusted immediately to be the Ordinary Shares Conversion Price which would then be in effect if such distribution had not occurred. Notwithstanding the foregoing, in case WPP shall distribute rights or warrants to subscribe for additional shares of WPP's Capital Stock (other than rights or warrants referred to in subsection (b) above) ("Rights") to all holders of

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      WPP Ordinary Shares, WPP may, in lieu of making any adjustment pursuant to the foregoing provisions of this Section 5.06(c), make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the WPP ADSs issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows:
      (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Ordinary Shares represented by the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of WPP Ordinary Shares represented by the WPP ADSs into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of the Rights.

            (d) In case WPP shall, by dividend or otherwise, at any time make a distribution to all holders of WPP Ordinary Shares exclusively in cash (including any distributions of cash out of current or retained earnings of WPP but excluding any cash that is distributed as part of a distribution requiring an Ordinary Shares Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions made exclusively in cash to all holders of WPP Ordinary Shares within the 12 months preceding the date fixed for determining the share owners entitled to such distribution (the "Distribution Record Date") and in respect of which no Ordinary Shares Conversion Price adjustment pursuant to paragraph (c) or (e) of this Section or this paragraph (d) has been made plus (y) the aggregate amount of all Excess Payments in respect of any tender offers or other negotiated transactions by WPP or any of its Subsidiaries for WPP Ordinary Shares concluded within the 12 months preceding the Distribution Record Date and in respect of which no Ordinary Shares Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph (d) has been made, exceeds 12 1/2% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Ordinary Shares on the Distribution Record Date multiplied by the number of WPP Ordinary Shares outstanding on the Distribution Record Date, the Ordinary Shares Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Ordinary Shares Conversion Price in effect immediately prior to the effectiveness of the Ordinary Shares Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current

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      Market Price per share (determined as provided in paragraph (f) of this
      Section) of the WPP Ordinary Shares on the Distribution Record Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the distribution in respect of which such adjustment is being made) applicable to one WPP Ordinary Share (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the distribution in respect of which such adjustment is being made) by the number of Ordinary Shares outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the WPP Ordinary Shares on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date. In the event such distribution is not paid or made, the Ordinary Shares Conversion Price shall be adjusted immediately to be the Ordinary Shares Conversion Price which would then be in effect if such distribution had not occurred.

            (e) In case a tender offer or other negotiated transaction made by WPP or any Subsidiary of WPP for all or any portion of the WPP Ordinary Shares shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the aggregate amount of such Excess Payment, together with the sum of (x) the aggregate amount of any distributions, by dividend or otherwise, to all holders of WPP Ordinary Shares made in cash (including any distributions of cash out of current or retained earnings of WPP, but excluding any cash that is distributed as part of a distribution requiring any Conversion Price adjustment pursuant to paragraph (c) of this Section) within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment in the Ordinary Shares Conversion Price pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made plus (y) the aggregate amount of all Excess Payments in respect of any other tender offers or other negotiated transactions by the Company or any of its Subsidiaries for WPP Ordinary Shares concluded within the 12 months preceding the Purchase Date and in respect of which no adjustment in the Ordinary Shares Conversion Price pursuant to paragraph (c) or (d) of this Section or this paragraph
      (e) has been made, exceeds 12 1/2% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of WPP Ordinary Shares on the Purchase Date multiplied by the number of WPP Ordinary Shares outstanding on the Purchase Date (including any tendered shares), the Ordinary Shares Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Ordinary Shares Conversion Price in effect immediately prior to the effectiveness of the Ordinary Shares Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the WPP Ordinary Shares on the Purchase Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the Excess Payment in respect of which such adjustment is being made) applicable to one WPP Ordinary Share (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the Excess Payment in respect of which such adjustment is being made) by the number of WPP Ordinary Shares outstanding on the Purchase Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the WPP Ordinary Shares on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

            (f) The "Current Market Price" per WPP Ordinary Share on any date shall be deemed to be (x) the average of the Daily Market Prices (substituting "WPP ADS" for each reference to "Common Stock" in such definition) for the WPP ADSs for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such tender offer or other negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination divided by (y) the number of WPP Ordinary Shares then represented by each WPP ADS.

            (g) "Excess Payment" means the excess of (x) the aggregate of the cash and fair market value (as determined by the board of directors of WPP, whose determination shall be conclusive evidence of such fair market value and described in a board resolution delivered to the Trustee) of other consideration paid by WPP or any of its Subsidiaries with respect to the WPP Ordinary Shares acquired in a tender offer or other negotiated transaction over (y) (1) the Daily Market Price (substituting "WPP ADS" for each reference to "Common Stock" in such definition) for the WPP ADSs divided by the number of WPP Ordinary Shares then represented by each WPP ADS on the Trading Day immediately following the completion of the tender offer or other negotiated transaction, multiplied by (2) the number of acquired WPP Ordinary Shares.

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            (h) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, WPP may elect to defer, until such event, issuing to the holder of any Security converted after such record date the WPP ADS and other Capital Stock of WPP issuable upon such conversion over and above the WPP ADSs and other Capital Stock of WPP issuable upon such conversion on the basis of the Ordinary Shares Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, WPP shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

            Section 5.07 NO ADJUSTMENT. No adjustment in the Ordinary Shares Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Ordinary Shares Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section
      5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a WPP Ordinary Share, as the case may be. No adjustment need be made for rights to purchase WPP Ordinary Shares or WPP ADSs pursuant to a WPP plan for reinvestment of dividends or interest. No adjustment need be made for a change in the nominal value of the WPP Ordinary Shares.

            Section 5.08  OTHER ADJUSTMENTS.

            (a) In the event that, as a result of an adjustment made pursuant to
      Section 5.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of WPP other than WPP ADSs representing WPP Ordinary Shares, thereafter the Ordinary Shares Conversion Price and Conversion Price, as applicable, of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to WPP Ordinary Shares or WPP ADSs, as the case may be, contained in this Article V.

            (b) In the event that any WPP Ordinary Shares (or securities convertible into WPP Ordinary Shares) issuable directly or represented by WPP ADS upon exercise of any of the rights, options or warrants referred to in Section 5.06(b) and Section 5.06(c) hereof are not delivered prior to the expiration of such rights, options, or warrants, the Ordinary Shares Conversion Price shall be readjusted to the Ordinary Shares Conversion Price which would otherwise have been in effect had the adjustment made upon the issuance of such rights, options or warrants

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      been made on the basis of delivery of only the number of such rights, options and warrants which were actually exercised.

            Section 5.09 ADJUSTMENTS FOR TAX. WPP may, at its option, make such reductions in the Ordinary Shares Conversion Price or Conversion Price, in addition to those required by Section 5.06 above, as the WPP board of directors deems advisable to avoid or diminish any income tax to holders of WPP Ordinary Shares or WPP ADSs resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for federal income tax purposes.

            Section 5.10 ADJUSTMENTS BY WPP. WPP from time to time may, to the extent permitted by law, reduce the Ordinary Shares Conversion Price or Conversion Price by any amount for any period of at least 20 days, in which case WPP shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if WPP's board of directors has made a determination that such reduction would be in the best interests of WPP, which determination shall be conclusive.

            Section 5.11 NOTICE OF ADJUSTMENT. Whenever the Ordinary Shares Conversion Price or Conversion Price is adjusted, WPP shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

            Section 5.12 NOTICE OF CERTAIN TRANSACTIONS. In the event that: (a) WPP takes any action which would require an adjustment in the Ordinary Shares Conversion Price or Conversion Price; (b) WPP takes any action that would require a supplemental indenture pursuant to Section 5.13; or (c) there is a dissolution or liquidation of WPP; WPP shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. WPP shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or
      (c) of this Section 5.12.

            Section 5.13 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, CONTINUANCES OR SALES ON CONVERSION PRIVILEGE. If any of the following shall occur, namely: (a) any reclassification or change of outstanding WPP Ordinary Shares (other than a change in nominal value or as a result of a subdivision or combination), (b) any consolidation or merger to which WPP is a party other than a merger in which WPP is the continuing company and which does not result in any reclassification of, or change (other than a change in name, or nominal value or as a result of a subdivision or combination) in WPP Ordinary Shares, (c) any continuance in a new jurisdiction which results in a reclassification of, or change (other than a change in name or nominal value) in, outstanding WPP Ordinary Shares, or (d) any sale or conveyance of all or substantially all of the property of WPP (determined on a consolidated basis), then WPP, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, continuance, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, continuance, sale or conveyance by a holder of the number of WPP ADSs deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, continuance, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Ordinary Shares Conversion Price and the Conversion Price to the extent applicable which shall be as nearly equivalent as may be practicable to the adjustments of the Ordinary Shares Conversion Price and the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection
      (c) of Section 5.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, continuance, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of WPP ADSs includes shares of stock or other securities and property of a corporation or other business entity other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, continuance, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation or other business entity and shall contain such additional provisions to protect the interests of the holders of the Securities as the board of directors of WPP shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, continuances, sales or conveyances.

            In the event WPP shall execute a supplemental indenture pursuant to this Section 5.13, WPP shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, continuance, sale or conveyance and any adjustment to be made with respect thereto and (y) an Opinion of Counsel stating that all conditions precedent relating to such transaction have been complied with. WPP shall promptly mail notice of the execution of any supplemental indenture to all holders.

            Section 5.14 TRUSTEE'S DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be or whether a supplemental indenture is required by this Article V, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which WPP is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for WPP's failure to comply with any provisions of this Article V.

            The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which WPP is obligated to file with the Trustee pursuant to Section 5.13.

            Section 5.15 CANCELLATION OF CONVERTED SECURITIES. All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

            Section 5.16 RESTRICTION ON WPP ADSs (AND THE UNDERLYING WPP ORDINARY SHARES) ISSUABLE UPON CONVERSION. (a) WPP ADSs and the Ordinary Shares represented thereby to be issued upon conversion of Securities other than pursuant to an effective registration statement (and any WPP Ordinary Shares distributed in respect of such WPP ADSs in accordance with the deposit agreement applicable to the WPP ADSs) shall be physically delivered in receipt (or certificated) form to the holders converting such Securities (or the holder to which WPP Ordinary Shares are distributed in respect of such WPP ADSs in accordance with the deposit agreement applicable to the WPP ADSs) and the receipt (or certificate) representing such WPP ADS (or WPP Ordinary Shares) shall bear the Restricted Common Stock Legend (amended to reflect the fact that the legend is on a certificate or receipt for WPP shares) unless removed in accordance with Section 5.16(c).

            (b) If (i) WPP ADS to be issued upon conversion of a Security other than pursuant to an effective registration statement are to be registered in a name other than that of the holder of such Security or (ii) WPP ADSs (or WPP Ordinary Shares) represented by a receipt (or certificate) bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the ADS Depositary (or WPP registrar for the WPP Ordinary Shares) a certificate in substantially the form of Exhibit E as to compliance with the restrictions on transfer applicable to such ADSs (or Ordinary Shares) and the ADS Depositary (or the registrar) shall not be required to register any transfer of such WPP ADSs (or WPP Ordinary Shares) not so accompanied by a properly completed certificate.

            (c) Except in connection with a Shelf Registration Statement, if receipts (or certificates) representing WPP ADSs (or WPP Ordinary Shares) are issued upon the registration of transfer, exchange or replacement of any other receipt (or certificate) representing WPP ADSs (or WPP Ordinary Shares) bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from receipt (or certificates) representing WPP ADS (or WPP Ordinary Shares), the receipts or certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to WPP such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by WPP, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such WPP ADS (or the WPP Ordinary Shares) are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to WPP of such reasonably satisfactory evidence, WPP shall cause the ADS Depositary to (or the WPP Ordinary Share registrar to) countersign and deliver certificates representing WPP ADS (or WPP Ordinary Shares) that do not bear the legend."


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 3.01. AUTHORITY. Each of the Company and WPP represents and warrants that it has been duly authorized under applicable law to execute, deliver and perform this First Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this First Supplemental Indenture by it has been duly and effectively taken.

      Section 3.02. TRUTH OF RECITALS AND STATEMENTS OF THE COMPANY. Each of the Company and WPP represents and warrants that the recitals of fact and statements contained in this First Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by it in connection herewith will be true and correct in all material respects.

      Section 3.03. AMENDMENT TO EXHIBIT A AND OUTSTANDING SECURITIES.

      Section 10 of Exhibit A to the Indenture and of each outstanding Security is hereby amended by substituting "WPP ADS" for "shares of Common Stock" and "$87.856" for "$73.36."



                                   ARTICLE IV

                             CONCERNING THE TRUSTEE

      Section 4.01. ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture and in this First Supplemental Indenture, to all of which the Company agrees and the Noteholders at any time outstanding by their acceptance thereof agree.

      Section 4.02. NO RESPONSIBILITY OF THE TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.


                                    ARTICLE V

                                  MISCELLANEOUS

      Section 5.01. BINDING AGREEMENT; ASSIGNMENTS.  Whenever in this
First Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

      Section 5.02. RELATION TO INDENTURE. The provisions of this First Supplemental Indenture shall become effective immediately prior to the consummation of the Merger. If the Merger is not consummated, this First Supplemental Indenture shall be terminated and the Indenture shall continue in full force and effect in accordance with its terms. This

First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were set forth in full in this First Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this First Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with their terms and provisions, as supplemented and amended by this First Supplemental Indenture and the Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

      Section 5.03. COUNTERPARTS. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    YOUNG & RUBICAM INC.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    WPP GROUP plc


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title: